Exhibit 17(b)
CONSENT OF TRUIST SECURITIES, INC.
Blue Owl Technology Finance Corp.
399 Park Avenue
New York, NY 10022
Attn: Committee of Independent Directors of the Board of Directors

RE:	Joint Proxy Statement of Blue Owl Technology Finance Corp. (“OTF”) and Blue Owl Technology Finance Corp. II (“OTF II”) / Prospectus of OTF which forms part of Amendment No. 1 to the Registration Statement on Form N-14 of OTF (the “Registration Statement”)
Members of the Committee of Independent Directors of the Board of Directors:
We hereby consent to the inclusion of our opinion letter, dated November 12, 2024, to the Committee of Independent Directors of the Board of Directors of OTF as Annex C to the Joint Proxy Statement of OTF and OTF II / Prospectus of OTF (the “Joint Proxy Statement/Prospectus”) included in Amendment No. 1 to the Registration Statement filed with the Securities and Exchange Commission today and the references to our firm and our opinion, including the quotation or summarization of such opinion, in the Joint Proxy Statement/Prospectus included in Amendment No. 1 to the Registration Statement, under the headings “THE MERGERS – Background of the Mergers,” “THE MERGERS – Reasons for the Mergers–OTF” and “THE MERGERS – Opinions of the OTF Special Committee’s Financial Advisors.” The foregoing consent applies only to Amendment No. 1 to the Registration Statement being filed with the Securities and Exchange Commission today and not to any other amendments or supplements to the Registration Statement, and our opinion is not to be filed with, included in or referred to in whole or in part in any other registration statement (including any other amendments to the above-mentioned Registration Statement), proxy statement or any other document, except in accordance with our prior written consent.
In giving our consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Dated: January 6, 2025

TRUIST SECURITIES, INC.

/s/ Truist Securities, Inc.